 Exhibit 99.(h)(4)

THOMPSON IM FUNDS, INC.

FIFTH AMENDMENT TO THE TRANSFER AGENT AGREEMENT

THIS FIFTH AMENDMENT, dated as of the last date on the signature page hereto, to the Transfer Agent Servicing Agreement, dated as of August 19, 2015 (the "Agreement"), is entered into by and between Thompson IM Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule in Exhibit D of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto..

2.	Except as specifically amended herein, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

3.	Capitalized terms not defined in this Third Amendment shall have the respective meanings set forth in the Agreement.

4.	This Fifth Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and together will constitute one and the same Fifth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer as of the last date written below.

THOMPSON IM FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jason Stephens	By:	/s/ Michael D. Barolsky
Name:	Jason Stephens	Name:	Michael D. Barolsky
Title:	CEO	Title:	Senior Vice President
Date:	8/19/2021	Date:	8/23/2021

Exhibit A

to the

Transfer Agent Servicing Agreement

Fund Names

Separate Series of Thompson IM Funds, Inc.

Name of Series

Thompson Bond Fund Thompson LargeCap Fund Thompson MidCap Fund

Exhibit D - Transfer Agent Servicing Agreement – Thompson IM Funds, Inc.

Fee Schedule effective 9/1/2021 through 9/1/2024

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*

■	$ [ ] for first CUSIP in Fund Complex - Base Fee per CUSIP

■	$ [ ] each additional class CUSIP in Fund Complex

■	$ [ ] per No load Accounts; $[ ] per Matrix level 3 accounts

■	$ [ ] per closed account - Closed (zero balance) Accounts

■	$ [ ] per open account - Daily Accrual Fund Accounts

Annual Basis Point Fee per Fund Complex

Basis points

[ ] on the first $ [ ]

[ ] on the next $ [ ]

[ ] on the balance

Services Included in Annual Basis Point Fee

■	Telephone Calls

■	Voice Response Calls

■	Manual Shareholder Transaction & Correspondence

■	Omnibus Account Transaction

■	Daily Valuation/Manual 401k Trade

■	NSCC System Interface

■	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.

■	Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

■	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Chief Compliance Officer Support Fee

■	$ [ ] per year

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

■	$ [ ] per qualified plan account or Coverdell ESA account (Cap at $ [ ] per SSN)

■	$ [ ] per transfer to successor trustee

■	$ [ ] per participant distribution (Excluding SWPs)

■	$ [ ] per refund of excess contribution

■	$ [ ] per reconversion/recharacterization

Additional Shareholder Paid Fees

■	$ [ ] per outgoing wire transfer or overnight delivery

■	$ [ ] per telephone exchange

■	$ [ ] per return check or ACH or stop payment

■	$ [ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup

■	$ [ ] per CUSIP - CUSIP Setup beyond the initial CUSIP

■	$ [ ] per CUSIP (Less than 35 days) - Expedited CUSIP Setup

Fund Characteristic Change

■	$ [ ] per fund/ per change - Fund Name Change

■	$ [ ] per fund/ per change - Fund CUSIP Change

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■	Implementation

●	$ [ ] per fund group - Implementation , [ ]-year minimum term

■	Annual Fee - Based on Login Volume

●	$ [ ] - Up to [ ]

●	$ [ ] - [ ] - [ ]

●	$ [ ] - [ ] +

■	Activity Fees:

●	$ [ ] per event, per login

●	$ [ ] per event, Login Challenge (email or SMS Text)

●	$ [ ] per event, Inquiry

●	$ [ ] per event, Account Maintenance

●	$ [ ] per event, Transaction - financial transactions, duplicate statements requests, etc.

●	$ [ ] per event, New Account Set-up

●	$ [ ] per event, Bank Verification Attempt

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■	$ [ ] per year - Base Fee Per Management Company - file generation and delivery

■	$ [ ] per record or $ [ ] per user per month, whichever is less - Price Files

■	Per Record Charge

●	$ [ ] - Rep/Branch/ID

●	$ [ ] - Dealer

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

■	Account inquiry

●	$ [ ] per event - Inquiry

●	$ [ ] per month per ID - Vision ID

■	Transaction Processing*

●	$ [ ] per Management Company - Implementation Fee

●	$ [ ] per event - Transaction - purchase, redeem, and exchange

●	$ [ ] per month - Monthly Minimum Charge

■	Electronic Statements*

●	$ [ ] per fund group - Implementation

●	$ [ ] per image - Load charges

●	$ [ ] per document - Archive charge (for any image stored beyond [ ] years)

*Vision ID and event charges also apply.

■	Threatmetrix Services: MFA Annual Product Fee

●	$ [ ] Monthly, $ [ ] Annually - Below [ ] IDs

●	$ [ ] Monthly, $ [ ] Annually- [ ] -[ ] IDs

●	$ [ ] Monthly, $ [ ] Annually- [ ] IDs and above

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

■	$ [ ] per Email

Client Web Data Access

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■	STAT - Statement and Tax Form Storage & Retrieval

●	$ [ ] per user: Setup

●	$ [ ] per user per month: Support

Additional Data Delivery Services

■	Ad Hoc/PowerSelect File Development

●	$ [ ] per file: Standard ad-hoc select

●	$ [ ] per hour consultation and programming development: Custom coded data for recurring, scheduled delivery:

●	$ [ ] per file per month for recurring files/reports scheduled for delivery Support

●	Recurring files scheduled for delivery via Pivot or Managed File Service.

■	Custom Electronic File Exchange (MFS delivery of standard TIP files)

●	$ [ ] one-time fee ,Setup

●	$ [ ] per file per month, Support

■	File Delivery to Alternate Sales Reporting Provider

●	$ [ ] one-time fee, Setup

●	$ [ ] per file per month, Maintenance Fee

Chat Services

■	$ [ ] - Implementation Fee (Waived)

■	$ [ ] per month - Monthly Fee

■	$ [ ] per chat or $ [ ] per minute of chat - Per Chat Fee

Electronic Form Delivery and Signature Capture

■	$ [ ] (includes [ ] forms) - Implementation fee

■	$ [ ] for each additional form and email template - Additional setup fee

■	$ [ ] per form, $ [ ] per updated Fund Logo - Form and fund logo modifications

■	$ [ ] per month - Monthly minimum fee

■	$ [ ] - Per electronic envelope Fee

Programming Services

■	$ [ ] per hour (subject to change)

■	Charges incurred for customized services based upon fund family requirements including but not limited to:

●	Fund setup programming (transfer agent system, statements, options, etc.)

●	Customized service development

●	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

●	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

■	$ [ ] per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:

■	$ [ ] setup per fund group

■	$ [ ] per month administration

■	$ [ ] per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

■	$ [ ] per fund group per month

CTI Reporting

$ [ ] per monthly report - Integrated custom detailed call reporting

Literature Fulfillment Services

■	Account Management/Database Administration

●	$ [ ] per month

●	$ [ ] per SKU -Receiving

●	$ [ ] per order - Order Processing

●	$[ ] per month per location - Skid Storage

●	$ [ ] per SKU - Disposal

■	Inbound Teleservicing Only

●	$ [ ] per month (OR) - Account Management

●	$ [ ] per minute - Call Servicing

Dealer Survey Completion

$ [ ] per hour for completion and quality validation - Dealer fund survey requests (Waived)

Fund Event* Services

■	$ [ ] /hour - Programming & File Delivery

■	$ [ ] /hour - Project Management/Analysis

■	$ [ ] /account/month until purged* - Account Data Retention

■	$ [ ] /CUSIP/month until purged* - CUSIP Data Retention

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for [ ] months following closing. Data is purged the first July after retention requirements have been fulfilled.

FANWeb

Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group’s web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Annual Base Fee for FANWeb Select - $[ ]

•         Additional annual base fee for New Account Set Up - $[ ]

Annual Base Fee for FANWeb Premium - $[ ]

Activity (Session) Fees:

•         Inquiry - $[ ] per event

•         Account Maintenance - $[ ] per event

•         Transaction – financial transactions, reorder statements, etc. - $[ ] / event

•         New Account Setup - $[ ] / event

Strong Authentication:

•         $[ ] / month per active FANWeb ID (Any ID that has had activity within the [ ] -day period to the billing cycle.)

Recordkeeping Application Access

■	Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers

●	$ [ ] implementation

●	$ [ ] per month

■	Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers

●	Cost varies depending upon location and bandwidth

■	TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

●	$ [ ] implementation

●	$ [ ] per ID per month

■	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

●	$ [ ] implementation

●	$ [ ] per ID per month

■	TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.

●	$ [ ] implementation

●	$ [ ] per ID per month

■	Automated Work Distributor (AWD) - Image and workflow application.

●	$ [ ] implementation

●	$ [ ] per ID per month

■	Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.

●	$ [ ] implementation

●	$ [ ] per ID per month

■	PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.

●	$ [ ] per month

■	Lead Source Reporting

●	$ [ ] per month

■	Closed Loop Reporting

●	$ [ ] per month - Account Management

●	$ [ ] per fund group Database Installation, Setup

■	Miscellaneous Expenses

●	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

■	$ [ ] per Month

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

■	$ [ ] - $ [ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Products & Services (Monthly fees)

■	$ [ ] MARS Sales & Compliance Reporting (Includes [ ] Sale & [ ] Compliance Users)

■	$ [ ] MARS Sales Reporting (Includes [ ] Sales Users)

■	$ [ ] MARS 22c-2 Compliance (Includes [ ] Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [ ] GB of data. Each additional [ ] GB of storage space is $[ ] per month.

Standard MARS Setup & Implementation Costs (One-time fee)

■	$ [ ] - SalesForce.com Integration (if added after initial MARS implementation)

■	$ [ ] - Custom Data Interface

■	$ [ ] - OmniSERV Setup ($ [ ] Monthly Maintenance Fee)

■	$ [ ] - Standard DCIO Interface Setup ($ [ ] Monthly Maintenance Fee)

■	$ [ ] - Standard Interface Setup ($ [ ] Monthly Maintenance Fee)

■	$ [ ] - Additional OmniSERV Interface ($ [ ] Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)

■	$ [ ] - Sales Reporting

■	$ [ ] - 22c-2 Compliance

■	$ [ ] - CRM

■	$ [ ] - SFDC

MARS Training (in-person)

■	$[ ] /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Below fees are based on Monthly Transaction Volume

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CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

** The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for [ ] days from the date requested. Once signed this agreement is binding for [ ] years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ

MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size

■	$ [ ] - MARS Lite Base Sales Reporting Only (Includes up to [ ] year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees )

■	$ [ ] MARS Sales & Compliance Reporting

■	$ [ ] MARS Sales Reporting Only

■	$ [ ] MARS 22c-2 Compliance Only

Once an AUM of $[ ] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial [ ] dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [ ] GB of data. Each additional [ ] GB of storage space is $[ ] per month. No CRM real-time integration. There is no system access with MARS Lite

Additional MARS Lite System Setup & Implementation Costs (One-time fee)

■	$[ ] - Custom Data Interface

■	$[ ] - Additional OmniSERV Setup ($ [ ] Monthly)

■	$[ ] - Standard DCIO Interface Setup ($ [ ] Monthly)

■	$[ ] - Standard Interface Setup ($ [ ] Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Below fees are based on Monthly Transaction Volume

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The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for [ ] days from the date requested. Once signed this agreement is binding for [ ] years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under [ ] dollars. Once a client has reached and AUM of $[ ] in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

■	$ [ ] per statement - Document Loading, Storage, and Access

■	$ [ ] per suppressed statement - Document Consent Processing, Suppression, and Notification

■	$ [ ] initial setup fee - Development & Implementation of Electronic Confirm Statements

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

■	$ [ ] per statement - Document Loading, Storage, and Access

■	$ [ ] per suppressed statement - Document Consent Processing, Suppression, and Notification

■	$ [ ] initial setup fee - Development & Implementation of Electronic Investor Statements

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

■	$ [ ] per statement - Document Loading, Storage, and Access

■	$ [ ] per suppressed statement - Document Consent Processing, Suppression, and Notification

■	$ [ ] initial setup fee - Development & Implementation of Electronic Tax Statements

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

■	$ [ ] per suppressed statement - Document Consent Processing, Suppression, and Notification

■	$ [ ] initial setup fee - Development & Implementation of Electronic Compliance Documents

Related Digital Investor Fees

■	$ [ ] per transaction - View Consent Enrollment

■	$ [ ] per transaction - Consent Enrollment

■	$ [ ] per view - View Statements

Notes:

■	Statements presented as PDF documents

■	Statements will be loaded for all accounts, regardless of consent

■	[ ] year minimum term

■	$ [ ] archive fee per document per year for [ ] years and greater, if desired. Storage for [ ] years included in Document Loading, Storage and Access fee

Digital Investor customization charges apply